SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): March 21, 2003


                              Agility Capital, Inc.
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                           (Exact Name of Registrant)

            Texas                     600-21673                75-2487218
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  (State of Incorporation)    (Commission File Number)    (IRS Employer ID No.)

1512 West 35th Street Cut-Off, Suite 310, Austin, Texas                  78731
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(Address of Principal Executive Offices)                              (Zip Code)

                  Registrant's telephone number: (512) 472-1510
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ITEM 5.  Other Events.
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         Due  to the  continued  decline  in  the  market  for  venture  capital investments, management of Agility Capital, Inc. ("Agility") has ceased further efforts at raising a fund. In addition, Agility lacks the financial resources to provide liquidity to its current operations and investments. Agility no longer has sufficient cash to pay employees and professional advisors and since the fall of 2002, has relied on advances from its Chairman to maintain skeletal operations. Due to its lack of resources, Agility failed to file its 2002 annual statement on form 10-K and will no longer file reports under Sections 13 or 15(d) of the Securities Exchange Act of 1934, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2002. Agility cannot prepare and file periodic reports due to the inability of Agility to raise funding for its Agility Capital Fund, LLC and the lack of returns from Agility's current investments. As a result of this lack of financial resources, Agility currently lacks the accounting personnel to prepare financial statements and procure an auditor's examination and opinion required for an Annual Report.

         Mark Cooper has resigned from the Board of Directors. At its most recent meeting, the Board considered a variety of alternatives for Agility, including dissolution or voluntary bankruptcy. The Board agreed to defer such options pending resolution of certain litigation in which Agility is a defendant, relating to terminated equipment leases and a claim for a finder's fee.

ITEM 7.  Financial Statements and Exhibits.
         ---------------------------------

         None.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                 AGILITY CAPITAL, INC.



                                 By: /s/ William O. Winsauer
                                     -------------------------------------------
                                     Name:  William O. Winsauer
                                     Title: Chairman and Chief Executive Officer


Dated: March 21, 2003